EXHIBIT 32.2
CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF PIONEER NATURAL RESOURCES COMPANY
PURSUANT TO 18 U.S.C. § 1350
I, Neal H. Shah, Executive Vice President and Chief Financial Officer of Pioneer Natural Resources Company (the "Company"), hereby certify that the accompanying Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 and filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Company fully complies with the requirements of that section.
I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Neal H. Shah
Neal H. Shah
Executive Vice President and Chief Financial Officer
Date:	August 1, 2023